UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2012

Web.com Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51595	94-3327894
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12808 Gran Bay Parkway West, Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (904) 680-6600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 7, 2012, Web.com Group, Inc. (“Web.com” or “the Company) filed unaudited pro forma condensed combined financial information for the year ended December 31, 2011, attached hereto as Exhibit 99.1 and incorporated herein by reference, relating to its acquisition (the “Acquisition”) of 100% of the equity interests in Net Sol Parent LLC (formerly known as GA-Net Sol Parent LLC) (“Network Solutions”), a provider of global domain names, web hosting and online marketing services, pursuant to the Purchase Agreement (the “Purchase Agreement”) dated August 3, 2011 by and among Web.com Group, Inc., a Delaware corporation, Net Sol Holdings LLC, a Delaware limited liability company, and GA-Net Sol Parent LLC, a Delaware limited liability company and wholly-owned subsidiary of Net Sol Holdings LLC (collectively, the “Sellers”).

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Unaudited pro forma condensed consolidated statement of operations of the Company and Network Solutions for the year ended December 31, 2011

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Web.com Group, Inc. (Registrant)
/s/ Matthew P. McClure
Matthew P. McClure, Secretary

Date: May 7, 2012

Exhibit Index

Exhibit No.	Description

99.1	Unaudited pro forma condensed consolidated statement of operations of the Company and Network Solutions for the year ended December 31, 2011